EXHIBIT M

                              ASSIGNMENT AGREEMENT


         SOFTBANK Holdings Inc. ("Assignor") hereby assigns and sells to SOFTBANK Technology Ventures IV L.P. ("Assignee"), and the Assignee hereby purchases from the Assignor, a 50% interest in each promissory note (a
"Promissory Note") of First Virtual Holdings Incorporated (the "Company") purchased by the Assignor pursuant to the Promissory Note and Stock Purchase Agreement, dated as of April 30, 1998, by and among SOFTBANK Holdings and certain holders of promissory notes and Common Stock listed on Exhibit A thereto, including, without limitation, the right to receive shares of the Company's Common Stock, par value $0.001 per share, from the Company upon conversion of the principal of, and accrued interest on, the Promissory Notes, as provided by the Conversion Agreement, dated as of April 30, 1998, by and among the Company, the Assignor and the Assignee. Upon the execution of this Assignment Agreement, the Assignee shall pay to the Assignor $768,162.36, which represents the portion of the principal amount of, and accrued interest on, the Promissory Notes assigned and sold to the Assignee.


June 24, 1998                                 SOFTBANK HOLDINGS INC.



                                              By:  /s/ Steven Murray
                                                 ------------------------------
                                                   Name: Steven Murray
                                                   Title: Controller


                                              SOFTBANK Technology Ventures
                                                   IV L.P.

                                              By:  STV IV LLC,
                                                   Its General Partner


                                              By:  /s/ Bradley A. Feld
                                                 ------------------------------
                                                   Name:  Bradley A. Feld
                                                   Title: Managing Director